January 29, 2004


Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the
statements made by the
Saffron Fund, Inc. (copy
attached), which we
understand will be filed
with the Commission,
pursuant to Item 77K of
Form N-SAR, as part of
the Company's Form N-
SAR report dated January
29, 2004.  We agree with
the statements concerning
our Firm in such Form N-
SAR.

Yours very truly,



PricewaterhouseCoopers
LLP